AYP Capital, Inc.
                         CONSOLIDATED BALANCE SHEET
                           As of December 31, 1997

    Assets

    Property, plant, and equipment:
       At original cost                                    175,404,888
       Accumulated depreciation                             (6,621,112)
                                                           168,783,776
    Investments and other assets:
       Nonutility investments                                4,992,433
                                                             4,992,433
    Current assets:
       Cash and temporary cash investments                  12,299,437
       Accounts receivable:
          Electric service                                  16,165,512
          Other                                              1,060,715
          Allowance for Uncollectible Accounts                  (6,080)
        Accts. Receivable - Affiliates                         139,657
       Materials and supplies--at average cost:
          Operating and construction                         2,361,347
          Fuel                                               2,166,526
       Other                                                 3,337,138
                                                            37,524,252
    Deferred charges:
       Other                                                   278,139
                                                               278,139

              Total Assets                                 211,578,599

    Capitalization and Liabilities
    Capitalization:
       Common stock                                              1,000
       Other paid-in capital                                43,869,066
       Retained earnings                                   (17,796,876)
                                                            26,073,190
       Preferred stock:
       Long-term debt of subsidiaries                      160,000,000
       Long-term debt of subsidiaries                                0
                                                           186,073,190
    Current liabilities:
       Accounts payable - Affil.                             4,010,613
       Accounts payable - Other                             12,598,101
       Taxes accrued:
          Federal and state income                           1,610,362
          Other                                              1,637,935
       Interest accrued                                      1,838,133
       Payrolls Accrued                                              0
       Other                                                   456,176
                                                            22,151,321
    Deferred credits and other liabilities:
       Deferred income taxes                                 3,095,250
       Other                                                   258,837
                                                             3,354,087
                    Total Capitalization and Liabilities   211,578,599

                                   Unaudited